Exhibit 99.1

Investors:               David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:                      Noah Cole, noah.cole@autodesk.com, 503-707-3872

AUTODESK REPORTS 14 PERCENT YEAR OVER YEAR REVENUE GROWTH

Strong Growth in Operating Margin, EPS, and Cash Flow from Operating Activities

SAN RAFAEL, Calif., November 18, 2010-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the third quarter of fiscal 2011.

●	Revenue was $477 million, an increase of 14 percent compared to the third quarter of fiscal 2010 and 1 percent compared to the second quarter of fiscal 2011.
●	GAAP operating margin was 15 percent, compared to 6 percent in the third quarter of fiscal 2010 and 17 percent in the second quarter of fiscal 2011.
●
Non-GAAP operating margin was 21 percent, compared to 18 percent in the third quarter of fiscal 2010 and 25 percent in the second quarter of fiscal 2011.  A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

●
GAAP diluted earnings per share were $0.23, compared to GAAP diluted earnings per share of $0.13 in the third quarter of fiscal 2010 and GAAP diluted earnings per share of $0.25 in the second quarter of fiscal 2011.

●
Non-GAAP diluted earnings per share were $0.32, compared to non-GAAP diluted earnings per share of $0.26 in the third quarter of fiscal 2010, and non-GAAP diluted earnings per share of $0.36 in the second quarter of fiscal 2011.

●	Cash flow from operating activities was $114 million, an increase of 145 percent compared to the third quarter of fiscal 2010 and 3 percent compared to the second quarter of fiscal 2011.

“We are pleased with our third quarter results, which reflect the solid progress we have achieved over the past year in driving revenue growth and improving profitability," said Carl Bass, Autodesk president and CEO.  “We saw particular strength in our manufacturing business, which experienced strong demand on a global basis.  We also delivered double digit year-over-year revenue growth in each of our geographies.  Strong revenue coupled with tight cost controls led to a significant year-over-year improvement in profitability.  Our relentless attention to building and selling great products allows us to serve our customers well and capitalize on a $14 billion market opportunity.”

“As a result of strong revenue growth and a focus on cost controls, for the year we expect to deliver significant improvement in key financial metrics, including revenue, operating margin, EPS, and cash flow from operating activities,” said Mark Hawkins, Autodesk Executive Vice President, Chief Financial Officer.  “Our revenue growth in the third quarter was well balanced with all of our top countries growing year-over-year.  Going forward, we are optimistic about our ability to grow revenue and profitability, though we continue to be pragmatic about the pace of the global macroeconomic recovery.”

Operational Overview

EMEA revenue was $183 million and increased 15 percent compared to the third quarter last year as reported and 19 percent on a constant currency basis.  EMEA revenue decreased 3 percent sequentially as reported and 7 percent on a constant currency basis.

Revenue in the Americas was $179 million and increased 10 percent compared to the third quarter last year and 7 percent sequentially.

Revenue in Asia Pacific was $115 million and increased 22 percent compared to the third quarter last year as reported and 19 percent on a constant currency basis.  Revenue in Asia Pacific decreased 1 percent sequentially as reported and 2 percent on a constant currency basis.

Revenue from emerging economies was $76 million, an increase of 23 percent compared to the third quarter last year as reported and 25 percent on a constant currency basis.  Revenue from emerging economies increased 7 percent sequentially as reported and 4 percent on a constant currency basis.  Revenue from emerging economies represented 16 percent of total revenue in the third quarter.

All constant currency calculations remove the impact of foreign currency fluctuations and any gains or losses recorded to revenue within the current period as a result of Autodesk’s hedging program.

Revenue from the Platform Solutions and Emerging Business segment was $174 million, an increase of 12 percent compared to the third quarter last year and a decrease of 2 percent sequentially.  Revenue from the Architecture, Engineering and Construction business segment was $136 million, an increase of 9 percent compared to the third quarter last year and 3 percent sequentially.  Revenue from the Manufacturing business segment was $117 million, an increase of 30 percent compared to the third quarter last year and 4 percent sequentially.  Revenue from the Media and Entertainment business segment was $50 million, an increase of 5 percent compared to the third quarter last year and 2 percent sequentially.

Third quarter operating margins increased significantly year-over-year.  The 9 percentage point improvement in GAAP operating margin was driven primarily by higher revenue, reduced stock-based compensation expenses, and the absence of restructuring charges in the current quarter.  The 3 percentage point year-over-year improvement in non-GAAP operating margin was driven primarily by higher revenue.

Cash flow from operating activities was $114 million, compared to $47 million in the third quarter last year, and $112 million in the second quarter of fiscal 2011.  Autodesk’s cash and investments balance at the end of the third quarter was over $1.3 billion.

Business Outlook

The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below.

Full Year Fiscal 2011

Net revenue for fiscal 2011 is expected to increase by 12 to 13 percent compared to fiscal 2010 and be in the range of $1.924 billion and $1.944 billion. GAAP earnings per diluted share are expected to increase more than 230 percent compared to fiscal 2010 and be in the range of $0.83 and $0.86. Non-GAAP earnings per diluted share are expected to increase by 28 to 31 percent and be in the range of $1.27 and $1.30.  Non-GAAP earnings per diluted share for fiscal 2011 exclude $0.24 related to stock-based compensation expense, $0.17 for amortization of acquisition related intangibles, and $0.03 related to restructuring charges, net of tax.

Autodesk anticipates GAAP operating margin for fiscal 2011 to increase between 950 and 990 basis points for full year fiscal 2011 compared to fiscal 2010.  Non-GAAP operating margin is expected to increase between 430 and 460 basis points for full year fiscal 2011 compared to fiscal 2010.  Non-GAAP operating margin excludes stock-based compensation expense, amortization of acquisition related intangibles, and restructuring charges.

Fourth Quarter Fiscal 2011

Net revenue for the fourth quarter of fiscal 2011 is expected to be in the range of $500 million and $520 million.  GAAP earnings per diluted share are expected to be in the range of $0.19 and $0.22. Non-GAAP earnings per diluted share are expected to be in the range of $0.30 and $0.33 and exclude $0.06 related to stock-based compensation expense, and $0.05 for the amortization of acquisition related intangibles, net of tax.

Fourth quarter outlook assumes an effective tax rate of 25 percent for GAAP results and 27 percent for non-GAAP results.

Full Year Fiscal 2012

Net revenue for fiscal 2012 is expected to increase by approximately 10 percent compared to fiscal 2011.  GAAP operating margin for fiscal 2012 is expected to increase as the company recorded restructuring charges in fiscal 2011 that it does not anticipate recording in fiscal 2012.  Autodesk is not able to provide targets for GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles.  Autodesk anticipates fiscal 2012 non-GAAP operating margin to increase by approximately 200 basis points compared to fiscal 2011.  Autodesk is not providing specific EPS guidance for fiscal 2012 at this time.

Non-GAAP operating margin excludes stock-based compensation expense and amortization of acquisition related intangibles.

Earnings Conference Call and Webcast

Autodesk will host its third quarter conference call today at 5:00 p.m. EST. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk’s website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm EST at http://www.autodesk.com/investors. This replay will be maintained on Autodesk’s website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market, economic and revenue trends, cost savings, operational and efficiency investments, revenue, margin, earnings and cash flow improvement, and other statements regarding our expected strategies, market and products positions, performance and results.  There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including:  general market, economic and business conditions, our performance in particular geographies, including emerging economies, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, the success of our foreign currency hedging program, failure to maintain cost reductions and productivity increases, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to successfully expand adoption of our horizontal design products, our vertical design products and model-based design products, failure to successfully incorporate sales of products suites into our overall sales strategy, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, the expense and impact of legal or regulatory proceedings, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s report on Form 10-K for the year ended January 31, 2010 and Form 10-Q for the quarters ended April 30, 2010 and July 31, 2010, which are on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries – including the last 15 Academy Award winners for Best Visual Effects – use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document. © 2010 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$282.0	$236.1	$842.5	$710.7

Maintenance	194.7	180.8	581.6	546.9

Total net revenue	476.7	416.9	1,424.1	1,257.6

Cost of revenue:
Cost of license and other revenue	40.3	41.7	122.0	130.6

Cost of maintenance revenue	8.2	3.3	26.2	16.8

Total cost of revenue	48.5	45.0	148.2	147.4

Gross profit	428.2	371.9	1,275.9	1,110.2

Operating expenses:

Marketing and sales	185.1	180.3	549.1	540.6

Research and development	122.8	109.3	369.3	340.7

General and administrative	51.1	51.1	148.7	150.6

Restructuring charges	-	4.9	9.0	47.8

Impairment of goodwill	-	-	-	21.0

Total operating expenses	359.0	345.6	1,076.1	1,100.7

Income from operations	69.2	26.3	199.8	9.5

Interest and other income (expense), net	2.5	5.7	(0.8)	16.5

Income before income taxes	71.7	32.0	199.0	26.0

Provision for income taxes	(18.1)	(2.5)	(48.6)	(18.1)

Net income	$53.6	$29.5	$150.4	$7.9

Basic net income per share	$0.24	$0.13	$0.66	$0.03

Diluted net income per share	$0.23	$0.13	$0.64	$0.03

Shares used in computing basic
net income per share	226.5	229.6	227.9	228.5

Shares used in computing diluted
net income per share	232.4	232.9	233.4	231.1

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31,	January 31,
	2010	2010
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$904.3	$838.7
Marketable securities	232.5	161.9
Accounts receivable, net	240.1	277.4
Deferred income taxes	44.7	44.2
Prepaid expenses and other current assets	49.2	57.4
Total current assets	1,470.8	1,379.6

Marketable securities	199.8	125.6
Computer equipment, software, furniture and leasehold improvements, net	84.8	101.6
Purchased technologies, net	65.3	88.0
Goodwill	549.7	542.9
Deferred income taxes, net	107.7	101.9
Other assets	103.0	107.6
	$2,581.1	$2,447.2

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$86.1	$67.8
Accrued compensation	131.4	115.6
Accrued income taxes	28.3	8.4
Deferred revenue	430.0	444.6
Other accrued liabilities	58.9	67.6
Total current liabilities	734.7	704.0

Deferred revenue	77.1	71.9
Long term income taxes payable	139.2	127.2
Other liabilities	74.0	70.6

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,242.1	1,204.3
Accumulated other comprehensive income (loss)	(4.0)	(3.5)
Retained earnings	318.0	272.7
Total stockholders' equity	1,556.1	1,473.5
	$2,581.1	$2,447.2

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Nine Months Ended
	October 31,
	2010	2009
	(Unaudited)

Operating activities:
Net income	$150.4	$7.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79.6	84.4
Stock-based compensation expense	62.3	74.7
Impairment of goodwill	-	21.0
Restructuring charges, net	9.0	47.8
Gain on disposition of assets	-	(2.3)
Changes in operating assets and liabilities, net of business combinations	63.6	(112.3)
Net cash provided by operating activities	364.9	121.2

Investing activities:
Purchases of marketable securities	(425.8)	(409.9)
Sales of marketable securities	85.9	8.1
Maturities of marketable securities	201.3	126.5
Capital expenditures	(18.1)	(30.2)
Purchases of equity investments	(3.5)	(10.0)
Business combinations, net of cash acquired	(8.5)	(3.6)
Other investing activities	(0.5)	-
Net cash used in investing activities	(169.2)	(319.1)

Financing activities:
Proceeds from issuance of common stock, net of issuance costs	76.4	67.5
Repurchases of common stock	(204.1)	(39.4)
Draws on line of credit	-	2.2
Repayments of line of credit	-	(54.3)
Net cash used in financing activities	(127.7)	(24.0)

Effect of exchange rate changes on cash and cash equivalents	(2.4)	2.8

Net increase (decrease) in cash and cash equivalents	65.6	(219.1)
Cash and cash equivalents at beginning of fiscal year	838.7	917.6
Cash and cash equivalents at end of period	$904.3	$698.5

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, restructuring charges, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$40.3	$41.7	$122.0	$130.6
Stock-based compensation expense	(0.6)	(1.1)	(2.1)	(2.4)
Amortization of developed technology	(8.4)	(8.7)	(23.8)	(25.3)
Non-GAAP cost of license and other revenue	$31.3	$31.9	$96.1	$102.9

GAAP gross profit	$428.2	$371.9	$1,275.9	$1,110.2
Stock-based compensation expense	0.6	1.1	2.1	2.4
Amortization of developed technology	8.4	8.7	23.8	25.3
Non-GAAP gross profit	$437.2	$381.7	$1,301.8	$1,137.9

GAAP marketing and sales	$185.1	$180.3	$549.1	$540.6
Stock-based compensation expense	(7.6)	(13.5)	(27.4)	(32.5)
Non-GAAP marketing and sales	$177.5	$166.8	$521.7	$508.1

GAAP research and development	$122.8	$109.3	$369.3	$340.7
Stock-based compensation expense	(5.7)	(9.5)	(21.2)	(23.7)
Non-GAAP research and development	$117.1	$99.8	$348.1	$317.0

GAAP general and administrative	$51.1	$51.1	$148.7	$150.6
Stock-based compensation expense	(3.1)	(6.2)	(11.6)	(16.1)
Amortization of customer relationships and trade names	(5.7)	(6.4)	(17.8)	(19.5)
Non-GAAP general and administrative	$42.3	$38.5	$119.3	$115.0

GAAP impairment of goodwill	$-	$-	$-	$21.0
Impairment of goodwill	-	-	-	(21.0)
Non-GAAP impairment of goodwill	$-	$-	$-	$-

GAAP restructuring charges	$-	$4.9	$9.0	$47.8
Restructuring charges	-	(4.9)	(9.0)	(47.8)
Non-GAAP restructuring charges	$-	$-	$-	$-

GAAP operating expenses	$359.0	$345.6	$1,076.1	$1,100.7
Stock-based compensation expense	(16.4)	(29.2)	(60.2)	(72.3)
Amortization of customer relationships and trade names	(5.7)	(6.4)	(17.8)	(19.5)
Impairment of goodwill	-	-	-	(21.0)
Restructuring charges	-	(4.9)	(9.0)	(47.8)
Non-GAAP operating expenses	$336.9	$305.1	$989.1	$940.1

GAAP income from operations	$69.2	$26.3	$199.8	$9.5
Stock-based compensation expense	17.0	30.3	62.3	74.7
Amortization of developed technology	8.4	8.7	23.8	25.3
Amortization of customer relationships and trade names	5.7	6.4	17.8	19.5
Impairment of goodwill	-	-	-	21.0
Restructuring charges	-	4.9	9.0	47.8
Non-GAAP income from operations	$100.3	$76.6	$312.7	$197.8

GAAP provision for income taxes	$(18.1)	$(2.5)	$(48.6)	$(18.1)
Establishment of valuation allowance on deferred tax assets	-	-	-	21.0
Discrete GAAP tax provision items (1)	0.3	(7.8)	(1.3)	(9.4)
Income tax effect of non-GAAP adjustments	(10.0)	(10.7)	(34.3)	(48.0)
Non-GAAP provision for income tax	$(27.8)	$(21.0)	$(84.2)	$(54.5)

GAAP net income	$53.6	$29.5	$150.4	$7.9
Stock-based compensation expense	17.0	30.3	62.3	74.7
Amortization of developed technology	8.4	8.7	23.8	25.3
Amortization of customer relationships and trade names	5.7	6.4	17.8	19.5
Impairment of goodwill	-	-	-	21.0
Restructuring charges	-	4.9	9.0	47.8
Establishment of valuation allowance on deferred tax assets	-	-	-	21.0
Discrete GAAP tax provision items (1)	0.3	(7.8)	(1.3)	(9.4)
Income tax effect of non-GAAP adjustments	(10.0)	(10.7)	(34.3)	(48.0)
Non-GAAP net income	$75.0	$61.3	$227.7	$159.8

GAAP diluted net income per share	$0.23	$0.13	$0.64	$0.03
Stock-based compensation expense	0.07	0.13	0.26	0.33
Amortization of developed technology	0.04	0.04	0.10	0.11
Amortization of customer relationships and trade names	0.02	0.02	0.08	0.08
Impairment of goodwill	-	-	-	0.09
Restructuring charges	-	0.02	0.04	0.21
Establishment of valuation allowance on deferred tax assets	-	-	-	0.09
Discrete GAAP tax provision items (1)	-	(0.03)	(0.01)	(0.03)
Income tax effect of non-GAAP adjustments	(0.04)	(0.05)	(0.14)	(0.22)
Non-GAAP diluted net income per share	$0.32	$0.26	$0.97	$0.69

(1)
Effective in the second quarter of fiscal 2011, Autodesk began excluding certain discrete GAAP tax provision items for purposes of its non-GAAP financial measures. Prior period non-GAAP income tax expense amounts have been revised to conform to the current period presentation.

Other Supplemental Financial Information(a)
Fiscal Year 2011	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2011
Financial Statistics ($ in millions, except per share data):
Total Net Revenue	$475	$473	$477		$1,424
License and Other Revenue	$280	$281	$282		$842
Maintenance Revenue	$195	$192	$195		$582

GAAP Gross Margin	89%	90%	90%		90%
Non-GAAP Gross Margin (1)(2)	91%	92%	92%		91%

GAAP Operating Expenses	$373	$345	$359		$1,076
GAAP Operating Margin	11%	17%	15%		14%
GAAP Net Income	$37	$60	$54		$150
GAAP Diluted Net Income Per Share	$0.16	$0.25	$0.23		$0.64

Non-GAAP Operating Expenses (1)(3)	$336	$317	$337		$989
Non-GAAP Operating Margin (1)(4)	20%	25%	21%		22%
Non-GAAP Net Income (1)(5)	$68	$85	$75		$228
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.29	$0.36	$0.32		$0.97

Total Cash and Marketable Securities	$1,239	$1,271	$1,337		$1,337
Days Sales Outstanding	42	44	46		46
Capital Expenditures	$6	$5	$7		$18
Cash Flows from Operating Activities	$139	$112	$114		$365
GAAP Depreciation and Amortization	$27	$26	$27		$80

Deferred Maintenance Revenue Balance	$492	$473	$450		$450

Revenue by Geography (in millions):
Americas	$161	$168	$179		$509
Europe, Middle East and Africa	$199	$189	$183		$570
Asia Pacific	$115	$116	$115		$345

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$184	$177	$174		$535
Architecture, Engineering and Construction	$137	$133	$136		$406
Manufacturing	$108	$113	$117		$337
Media and Entertainment	$46	$50	$50		$146

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT	36%	34%	33%		34%
% of Total Rev from Model-based Design Products (c)	29%	30%	30%		30%
% of Total Rev from Emerging Economies	14%	15%	16%		15%
Upgrade and Crossgrade Revenue (d) (in millions)	$51	$18	$32		$101

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (b) (in millions):
FX Impact on Total Net Revenue	$21	$5	$(4)		$22
FX Impact on Total Operating Expenses	$(11)	$-	$(1)		$(12)
FX Impact on Operating Income	$10	$5	$(5)		$10

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$173	$168	$164		$505
Architecture, Engineering and Construction	$123	$122	$124		$369
Manufacturing	$100	$105	$110		$315
Media and Entertainment	$36	$38	$39		$113
Unallocated amounts	$(9)	$(9)	$(9)		$(26)

Common Stock Statistics:
Common Shares Outstanding	229,400,000	227,200,000	227,100,000		227,100,000
Fully Diluted Weighted Average Shares Outstanding	234,600,000	233,800,000	232,400,000		233,400,000
Shares Repurchased	2,000,000	2,500,000	2,500,000		7,000,000

Installed Base Statistics:
Maintenance Installed Base	2,383,000	2,631,000	2,813,000		2,813,000

(a)	Totals may not agree with the sum of the components due to rounding.
(b)	Includes favorable (unfavorable) revenue impact from Autodesk's hedging program during the fiscal quarter.
(c) (d)
Effective in the third quarter of fiscal 2011, Autodesk has added Inventor LT to the Model-based Design Products category. Prior periods have been revised to adjust for the change.
Upgrade and Crossgrade Revenue was previously reported as "Upgrade Revenue." There has been no change in the calculation of this metric.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

		QTR 1	QTR 2	QTR 3	QTR 4	YTD 2011
(2)	GAAP Gross Margin	89%	90%	90%		90%
	Stock-based compensation expense	0%	0%	0%		0%
	Amortization of developed technology	2%	2%	2%		1%
	Non-GAAP Gross Margin	91%	92%	92%		91%

(3)	GAAP Operating Expenses	$373	$345	$359		$1,076
	Stock-based compensation expense	(24)	(20)	(16)		(60)
	Amortization of customer relationships and trade names	(6)	(6)	(6)		(18)
	Restructuring charges	(7)	(2)	-		(9)
	Non-GAAP Operating Expenses	$336	$317	$337		$989

(4)	GAAP Operating Margin	11%	17%	15%		14%
	Stock-based compensation expense	5%	5%	3%		4%
	Amortization of developed technology	2%	2%	2%		2%
	Amortization of customer relationships and trade names	1%	1%	1%		1%
	Restructuring charges	1%	0%	0%		1%
	Non-GAAP Operating Margin	20%	25%	21%		22%

(5)	GAAP Net Income	$37	$60	$54		$150
	Stock-based compensation expense	24	21	17		62
	Amortization of developed technology	8	8	8		24
	Amortization of customer relationships and trade names	6	6	6		18
	Restructuring charges	7	2	-		9
	Discrete GAAP tax provision items (7)	(2)	-	-		(1)
	Income tax effect of non-GAAP adjustments	(12)	(12)	(10)		(34)
	Non-GAAP Net Income	$68	$85	$75		$228

(6)	GAAP Diluted Net Income Per Share	$0.16	$0.25	$0.23		$0.64
	Stock-based compensation expense	0.10	0.09	0.07		0.26
	Amortization of developed technology	0.03	0.03	0.04		0.10
	Amortization of customer relationships and trade names	0.03	0.03	0.02		0.08
	Restructuring charges	0.03	0.01	-		0.04
	Discrete GAAP tax provision items (7)	(0.01)	-	-		(0.01)
	Income tax effect of non-GAAP adjustments	(0.05)	(0.05)	(0.04)		(0.14)
	Non-GAAP Diluted Net Income Per Share	$0.29	$0.36	$0.32		$0.97

(7)
Effective in the second quarter of fiscal 2011, Autodesk began excluding certain discrete GAAP tax provision items for purposes of its non-GAAP financial measures. Prior period non-GAAP income tax expense, net income and earnings per share amounts have been revised to conform to the current period presentation.

GAAP total spend (Cost of revenue plus Total operating expenses)		$424	$393	$407		$1,224
	Stock-based compensation expense	(24)	(21)	(17)		(62)
	Amortization of developed technology	(8)	(8)	(8)		(24)
	Amortization of customer relationships and trademarks	(6)	(6)	(6)		(18)
	Restructuring charges	(7)	(2)	-		(9)
Non-GAAP total spend (Cost of revenue plus Total operating expenses)		$379	$356	$376		$1,111

Fiscal Year 2010	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
Financial Statistics ($ in millions, except per share data):
Total net revenue	$426	$415	$417	$456	$1,714
License and other revenue	$244	$231	$236	$270	$981
Maintenance revenue	$182	$184	$181	$186	$733

GAAP Gross Margin	88%	88%	89%	90%	89%
Non-GAAP Gross Margin (1)(2)	90%	90%	92%	92%	91%

GAAP Operating Expenses	$393	$362	$346	$356	$1,456
GAAP Operating Margin	-5%	1%	6%	12%	4%
GAAP Net Income (Loss)	$(32)	$10	$30	$50	$58
GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13	$0.21	$0.25

Non-GAAP Operating Expenses (1)(3)	$327	$308	$305	$331	$1,271
Non-GAAP Operating Margin (1)(4)	13%	16%	18%	20%	17%
Non-GAAP Net Income (1)(5)	$42	$56	$61	$69	$229
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.18	$0.24	$0.26	$0.30	$0.99

Total Cash and Marketable Securities	$966	$1,029	$1,054	$1,126	$1,126
Days Sales Outstanding	49	49	47	55	55
Capital Expenditures	$14	$11	$6	$9	$39
Cash Flows from Operating Activities	$27	$47	$47	$126	$247
GAAP Depreciation and Amortization	$27	$28	$29	$27	$111

Deferred Maintenance Revenue Balance	$469	$444	$420	$464	$464

Revenue by Geography (in millions):
Americas	$163	$159	$164	$168	$655
Europe, Middle East and Africa	$167	$157	$159	$188	$671
Asia Pacific	$96	$99	$94	$100	$388

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$156	$150	$154	$165	$624
Architecture, Engineering and Construction	$128	$123	$125	$137	$514
Manufacturing	$94	$95	$90	$108	$387
Media and Entertainment	$48	$47	$48	$46	$189
Other	$-	$-	$-	$-	$-

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT	33%	31%	32%	31%	32%
% of Total Rev from Model-based Design Products (c)	29%	29%	29%	30%	29%
% of Total Rev from Emerging Economies	14%	15%	15%	16%	15%
Upgrade and Crossgrade Revenue (d) (in millions)	$43	$26	$26	$37	$133

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (b) (in millions):
FX Impact on Total Net Revenue	$(30)	$(30)	$(16)	$9	$(66)
FX Impact on Total Operating Expenses	$22	$14	$2	$(10)	$28
FX Impact on Operating Income (Loss)	$(8)	$(16)	$(14)	$(1)	$(38)

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$146	$140	$147	$157	$590
Architecture, Engineering and Construction	$116	$110	$113	$125	$465
Manufacturing	$86	$88	$84	$101	$359
Media and Entertainment	$34	$36	$38	$37	$144
Unallocated amounts	$(9)	$(9)	$(10)	$(8)	$(36)

Common Stock Statistics:
Common Shares Outstanding	228,200,000	229,600,000	229,700,000	228,900,000	228,900,000
GAAP Fully Diluted Weighted Average Shares Outstanding	227,100,000	232,300,000	232,900,000	233,200,000	232,100,000
Shares Repurchased	-	-	1,700,000	1,000,000	2,700,000

Installed Base Statistics:
Maintenance Installed Base (e)	1,719,000	2,299,000	2,236,000	2,250,000	2,250,000

(a)	Totals may not agree with the sum of the components due to rounding.
(b)	Includes favorable (unfavorable) revenue impact from Autodesk's hedging program during the fiscal quarter.
(c)	Effective in the third quarter of fiscal 2011, Autodesk has added Inventor LT to the Model-based Design Products category. Prior periods have been revised to adjust for the change.
(d) (e)
Upgrade and Crossgrade Revenue was previously reported as "Upgrade Revenue." There was been no change in the calculation of this metric.
The second quarter of fiscal 2010 maintenance installed base includes a one-time adjustment of 581,000 educational seats for users migrated to a standard educational maintenance plan.  These users were not previously captured in Autodesk's maintenance installed base.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

		QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
(2)	GAAP Gross Margin	88%	88%	89%	90%	89%
	Stock-based compensation expense	0%	0%	0%	0%	0%
	Amortization of developed technology	2%	2%	3%	2%	2%
	Non-GAAP Gross Margin	90%	90%	92%	92%	91%

(3)	GAAP Operating Expenses	$393	$362	$346	$356	$1,456
	Stock-based compensation expense	(22)	(21)	(30)	(19)	(91)
	Amortization of customer relationships and trade names	(6)	(7)	(6)	(6)	(25)
	Restructuring charges	(17)	(26)	(5)	-	(48)
	Impairment of goodwill	(21)	-	-	-	(21)
	Non-GAAP Operating Expenses	$327	$308	$305	$331	$1,271

(4)	GAAP Operating Margin	-5%	1%	6%	12%	4%
	Stock-based compensation expense	5%	5%	7%	4%	5%
	Amortization of developed technology	2%	2%	2%	2%	2%
	Amortization of customer relationships and trade names	2%	2%	2%	2%	2%
	Restructuring charges	4%	6%	1%	0%	3%
	Impairment of goodwill	5%	0%	0%	0%	1%
	Non-GAAP Operating Margin	13%	16%	18%	20%	17%

(5)	GAAP Net Income (Loss)	$(32)	$10	$30	$50	$58
	Stock-based compensation expense	23	21	30	19	93
	Amortization of developed technology	8	8	9	8	33
	Amortization of customer relationships and trade names	6	7	6	6	26
	Establishment of valuation allowance on deferred tax assets	21	-	-	-	21
	Impairment of goodwill	21	-	-	-	21
	Restructuring charges	17	26	5	-	48
	Discrete GAAP tax provision items (7)	(1)	-	(8)	(4)	(13)
	Income tax effect of non-GAAP adjustments	(21)	(16)	(11)	(10)	(58)
	Non-GAAP Net Income	$42	$56	$61	$69	$229

(6)	GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13	$0.21	$0.25
	Stock-based compensation expense	0.10	0.09	0.13	0.08	0.40
	Amortization of developed technology	0.04	0.03	0.04	0.03	0.14
	Amortization of customer relationships and trade names	0.03	0.03	0.02	0.03	0.11
	Establishment of valuation allowance on deferred tax assets	0.09	-	-	-	0.09
	Impairment of goodwill	0.09	-	-	-	0.09
	Restructuring charges	0.07	0.11	0.02	-	0.21
	Discrete GAAP tax provision items (7)	-	-	(0.03)	(0.01)	(0.04)
	Income tax effect of non-GAAP adjustments	(0.10)	(0.07)	(0.05)	(0.04)	(0.26)
	Non-GAAP Diluted Net Income Per Share	$0.18	$0.24	$0.26	$0.30	$0.99

(7)
Effective in the second quarter of fiscal 2011, Autodesk began excluding certain discrete GAAP tax provision items for purposes of its non-GAAP financial measures. Prior period non-GAAP income tax expense, net income and earnings per share amounts have been revised to conform to the current period presentation.

GAAP total spend (Cost of revenue plus Total operating expenses)		$445	$412	$391	$400	$1,648
	Stock-based compensation expense	(23)	(21)	(30)	(19)	(93)
	Amortization of developed technology	(8)	(8)	(9)	(8)	(33)
	Amortization of customer relationships and trademarks	(6)	(7)	(6)	(6)	(25)
	Impairment of goodwill	(21)	-	-	-	(21)
	Restructuring charges	(17)	(26)	(5)	-	(48)
Non-GAAP total spend (Cost of revenue plus Total operating expenses)		$370	$350	$340	$367	$1,427